Amendment No. 2 to Asset Purchase Agreement

The Amendment No. 2 (this “Amendment”) to that certain Asset Purchase Agreement (the “Agreement”) dated as of June 30, 2016, by and among Stratean, Inc., a Nevada corporation (“Parent”), and CleanSpark II, LLC, a Nevada limited liability company and wholly owned subsidiary of Parent (together, “Purchaser”), on the one hand, and CleanSpark Holdings LLC, a Delaware limited liability company (“CleanSpark”) on behalf of itself and its Affiliates (as that term is defined in the Agreement), including, without limitation, CleanSpark LLC, a California limited liability company, CleanSpark Technologies LLC, a Delaware limited liability company, and Specialized Energy Solutions, Inc., a California corporation (together with CleanSpark, “Seller”), on the other hand, is made effective as of August 19, 2016 (the “Amendment Effective Date”).

WITNESSETH:

WHEREAS, the parties entered into Amendment No. 1 to Asset Purchase Agreement on July 19, 2016; and

WHEREAS, the parties desire to amend the Agreement again to revise Closing Date and to detail the timing of consideration paid to CleanSpark.

NOW, THEREFORE, in consideration of the foregoing and of the promises, agreements, representations, warranties, and covenants herein contained, and intended to continue to be bound to the Agreement, as amended by this Amendment, the parties hereby agree as follows:

1) Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2) Section 3.1 of the Agreement is hereby amended in its entirety as follows:

3.1 CLOSING. The closing of the transactions contemplated hereby (the “CLOSING”) shall take place on July 1, 2016, at the offices of the Purchaser (the “CLOSING DATE”).

3) All other terms and conditions under the Agreement not otherwise amended, modified or affected by this Amendment shall continue to be in effect and bind the parties. The Agreement or this Amendment may only be modified with prior written consent from both parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed on the date first written above.

PURCHASER

Stratean, Inc.

By: /s/ S. Matthew Schultz
Name: S. Matthew Schultz
Title: CEO

Cleanspark II, LLC

By: /s/ S. Matthew Schultz
Name: S. Matthew Schultz

Title: Manager

SELLER

CleanSpark Holdings LLC

By: /s/ Michael E. Firenze
Name: Michael E. Firenze
Title: CEO

CleanSpark LLC

By: /s/ Michael E. Firenze
Name: Michael E. Firenze
Title: CEO

CleanSpark Technologies LLC

By: /s/ Michael E. Firenze
Name: Michael E. Firenze
Title: CEO

Specialized Energy Solutions, Inc.

By: /s/ Michael E. Firenze
Name: Michael E. Firenze
Title: CEO

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